Exhibit 99.1

FOR IMMEDIATE RELEASE

Xerox Appoints Chuck Butler as Chief Financial Officer

Norwalk, Conn. — Nov.19, 2025 — Xerox Holdings Corporation (NASDAQ: XRX) today announced the appointment of Chuck Butler as Chief Financial Officer, effective December 3, 2025. As part of the company’s evolving leadership structure and following a mutual decision, Mirlanda Gecaj will be departing Xerox to pursue new opportunities. Her last day will be December 2.

“Mirlanda has played a meaningful role in guiding the company through an important period of transformation,” said Steve Bandrowczak, chief executive officer of Xerox. “On behalf of the Board and leadership team, I thank her for her leadership and contributions and wish her the very best in the future.”

Mr. Butler brings extensive financial and operational expertise to the role and will retain leadership of the Global Business Services organization. His appointment reflects Xerox’s ongoing effort to align its leadership structure with the company’s strategic priorities and strengthen operational integration across the enterprise. Prior to joining Xerox, he served as Senior Vice President and Chief Financial Officer at Lexmark, where he helped guide the company through its acquisition by Xerox in July 2025.

“Chuck is a trusted leader with deep expertise and a strong record of driving operational excellence,” said Steve Bandrowczak, chief executive officer of Xerox. “As we continue executing Reinvention, Chuck’s experience leading large-scale organizational change and his focus on empowering teams will be invaluable in advancing our next phase of growth and performance.”

Mr. Butler will report directly to CEO Bandrowczak. His appointment reinforces the company’s continued focus on strengthening its leadership team, driving operational performance, and delivering long-term value for clients, employees, and shareholders.

Forward-Looking Statement

This presentation and other written or oral statements made from time to time by management contain “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve certain risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “would”, “could”, “can”, “should”, “targeting”, “projecting”, “driving”, “future”, “plan”, “predict”, “may” and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These statements reflect management’s current beliefs and assumptions and are subject to a number of other factors that may cause actual results to differ materially.

Such factors include but are not limited to: applicable market conditions; global macroeconomic conditions, including inflation, slower growth or recession, delays or disruptions in the global supply chain, higher interest rates, and wars and other conflicts, including the current conflict between Russia and Ukraine; our ability to succeed in a competitive environment, including by developing new products and service offerings and preserving our existing products and market share as well as repositioning our business in the face of customer preference, technological, and other change, such as evolving return-to-office and hybrid working trends; failure of our customers, vendors, and logistics partners to perform their contractual obligations to us; our ability to attract, train, and retain key personnel; execution risks around our Reinvention; the risk of breaches of our security systems due to cyber, malware, or other intentional attacks that could expose us to liability, litigation, regulatory action or damage our reputation; our ability to obtain adequate pricing for our products and services and to maintain and improve our cost structure; changes in economic and political conditions, licensing requirements, and tax laws in the United States and in the foreign countries in which we do business; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; interest rates, cost of capital, and access to credit markets; risks related to our indebtedness; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; funding requirements associated with our employee pension and retiree health benefit plans; changes in foreign currency exchange rates; the risk that we may be subject to new or heightened regulatory or operation risks as a result of our, or third parties,’ use or anticipated use of artificial intelligence technologies; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; laws, regulations, international agreements and other initiatives to limit greenhouse gas emissions or relating to climate change, as well as the physical effects of climate change; our ability to successfully integrate the Lexmark business and realize the anticipated benefits thereof, including expected synergies; and other factors that are set forth from time to time in the Company’s Securities and Exchange Commission filings, including the combined Annual Report on Form 10-K of Xerox Holdings and Xerox Corporation.

These forward-looking statements speak only as of the date hereof or of the date to which they refer, and the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events or developments, except as required by law.

About Xerox Holdings Corporation (NASDAQ: XRX)

Xerox has been redefining the workplace experience for over a century. As a services-led, software-enabled company, we power today’s hybrid workplace through advanced print, digital, and AI-driven technologies. In 2025, Xerox acquired Lexmark—expanding our global footprint, strengthening service capabilities, and equipping us to deliver an even broader portfolio of workplace technologies to our clients. Today, we continue our legacy of innovation to deliver client-centric, digitally driven solutions that meet the needs of a global, distributed workforce. Whether in offices, classrooms, or hospitals, we help our clients thrive in a constantly evolving business landscape.

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Media Contact:

Justin Capella, Xerox, +1-203-258-6535, Justin.Capella@xerox.com

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